Question 7.c)
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Addendum to Question 7.c on Form NSAR

List the name of each series or portfolio and give a consecutive number to each series or portfolio in excess of the 90 consecutive series or portfolio permitted by the form.

                                                                  Is this the
Series                                                            last filing
Number               Series Name                                for this
								series?
                                                                   (Y or N)

92   Goldman Sachs Bond Fund                                          N
97   Goldman Sachs Inflation Protected Securities Fund                N
115  Goldman Sachs Local Emerging Markets Debt Fund                   N
118  Goldman Sachs Strategic Income Fund                              N
120  Goldman Sachs High Yield Floating Rate Fund                      N
126  Goldman Sachs Short Duration Income Fund                         N
131  Goldman Sachs Total Emerging Markets Income Fund                 N
134  Goldman Sachs Strategic Macro Fund		                      Y
135  Goldman Sachs Short-Term Conservative Income Fund		      N
136  Goldman Sachs Long Short Credit Strategies Fund                  N


 Please refer to the Annual Report to Shareholders to be filed on Form
  NCSR for additional information concerning the funds.